MEMBERSHIP INTEREST PURCHASE AGREEMENT

BY AND BETWEEN

DIAMOND RESORTS CORPORATION
AND
THE HOLDERS OF THE OUTSTANDING MEMBERSHIP INTERESTS OF
HOSPITALITY MANAGEMENT AND CONSULTING SERVICE, L.L.C.

Dated as of January 6, 2015

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made on January 6, 2015, by and between Diamond Resorts Corporation, a Maryland corporation (“Buyer”), and each of the Persons set forth on Schedule A attached hereto (individually, each a “Member,” and collectively, the “Members”), who constitute all of the members of Hospitality Management and Consulting Service, L.L.C., a Nevada limited liability company (the “Company”).
WHEREAS, the Members are parties to the Operating Agreement (as defined below) and own the respective Units (as defined below) as set forth on Schedule A attached hereto; and
WHEREAS, each Member desires to sell to Buyer, and Buyer desires to purchase from each Member, their respective Membership Interests (as defined below), on the terms and subject to conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members and Buyer agree as follows:
ARTICLE I.
DEFINITIONS
Capitalized terms used in this Agreement shall have the meanings set forth below.
“Action” shall mean any action, suit, complaint, litigation hearing, arbitration, inquiry, proceeding or investigation by or before any court, Governmental Authority or arbitral panel (whether at law or in equity, whether civil, criminal, administrative, judicial or investigative).
“Affiliate” or “Affiliates” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
“Agreement” shall have the meaning set forth in the introductory paragraph.
“Articles of Organization” shall mean the Articles of Organization of the Company.
“Business” shall mean the business of providing management and oversight services to and for the benefit of the HOAs, as well as providing certain employees to perform executive management and consulting services directly to Buyer in furtherance of Buyer’s business and operations.
“Business Day” shall mean any day other than Saturday and Sunday and any other day on which commercial banks located in Nevada are authorized or required by Law to be closed.

“Buyer” shall have the meaning set forth in the introductory paragraph.
“Buyer Parties” shall have the meaning set forth in Section 8.2(a).
“Closing” shall have the meaning set forth in Section 7.1.
“Closing Date” shall have the meaning set forth in Section 7.1.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereof.
“Company” shall have the meaning set forth in the introductory paragraph.
“Contract” shall mean any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.
“Fundamental Representations” shall have the meaning set forth in Section 8.1.
“Governing Documents” shall mean with respect to any particular entity: (a) if a corporation, the articles or certificate of incorporation and the bylaws of such entity; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization or certificate of formation and the operating agreement or limited liability company agreement; (e) if a trust, the trust agreement or similar document; (f) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of such Person; (g) all equity holders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equity holders of any such Person; and (h) any amendment or supplement to any of the foregoing.
“Governmental Authority” shall mean any foreign, federal, state, local or other court, governmental authority, agency, department, commission, board, bureau or regulatory body.
“HOAs” shall mean the trusts, not-for-profit associations and other similar entities formed to represent interests of owners of time share resort intervals relative to such vacation ownership resorts and to which Buyer provides management services.
“Indemnified Persons” shall mean the Persons entitled to indemnification under Article 8.
“Indemnifying Persons” shall mean the Persons required to provide indemnification under Article 8.
“Knowledge” shall mean, with respect to the Members, the actual knowledge, after reasonable commercial inquiry, of Stephen J. Cloobeck or David F. Palmer.

“Laws” shall mean all constitutions, laws, statutes, ordinances, rules, rulings, regulations, orders, charges, directives, determinations, executive orders, writs, judgments, injunctions or decrees of any Governmental Authority, including all federal and state consumer financial protection statutes and regulations.
“Liability” shall mean any liability or obligation of any kind, character or description, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, disputed or undisputed, vested or unvested and whether due or to become due, regardless of when asserted.
“Lien” shall mean any or all security interests, pledges, mortgages, deeds of trusts, liens, charges, licenses, restrictive covenants, options, rights of first refusal, encumbrances, proxies, voting trusts or voting agreements, and any other encumbrances of any kind or nature whatsoever.
“Operating Agreement” shall mean the Operating Agreement of the Company, effective as of December 23, 2010.
“Member” or “Members” shall have the meaning set forth in the introductory paragraph.
“Membership Interests” shall have the meaning set forth in the Operating Agreement.
“Party” or “Parties” shall mean the Members and/or Buyer, as the case may be.
“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such entity, and any Governmental Authority.
“Proportionate Interest” shall mean a fraction, the numerator of which is the number of Units held by the relevant Member immediately prior to the Closing, and the denominator of which is all of the issued and outstanding Membership Interests immediately prior to the Closing. For the avoidance of doubt, the sum of all of the Members’ Proportionate Interests shall equal 100%.
“Proportionate Indemnification Share” shall have the meaning set forth in Section 8.2(b).
“Purchase Price” shall mean Ten Thousand Dollars ($10,000.00).
“Subsidiary” shall mean any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.
“Tax” or “Taxes” shall mean (a) all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, disability, stamp, user, transfer, escheat, fuel, excess profits, windfall profits, severance and employees’ income withholding and Social Security and other payroll taxes imposed by any sovereign state or by any state, municipality, subdivision military base or instrumentality of any sovereign state or by any other tax authority, including all applicable interest, penalties or additions to tax attributable to or imposed by a taxing authority in relation to any taxes and (b) any obligation to pay, assume, indemnify or succeed to the Taxes of any other Person, including as a transferee or successor, by contract or agreement, or otherwise.
“Tax Return” shall mean any report, return, document, declaration, payee statement or other information or filing, filed or required to be filed or provided by the Company to any Tax authority with respect to Taxes or otherwise.
“Units” shall have the meaning set forth in the Operating Agreement.
ARTICLE II.
PURCHASE AND SALE
2.1.    Purchase and Sale of Membership Interests. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, (a) each Member shall sell, assign and transfer to Buyer, and Buyer shall purchase from such Member, the Units set forth opposite such Member’s name on Schedule A, and all of the Membership Interests related thereto, free and clear of Liens; and (b) Buyer shall pay to each of the Members an amount equal to the product of the Purchase Price, multiplied by such Member’s Proportionate Interest (such payment to be made by check or in such other form as shall be agreed upon by the Parties).
ARTICLE III.
JOINT REPRESENTATIONS AND WARRANTIES OF THE MEMBERS WITH RESPECT TO THE COMPANY
The Members, jointly and severally, represent and warrant to Buyer as follows:
3.1.    Organization; Business; Capitalization.
(a)    Organization. The Company is a limited liability company duly organized and validly existing, and in good standing under the Laws of the State of Nevada. The Articles of Organization and the Operating Agreement, each in the form provided to Buyer, are in full force and effect, have not been amended or otherwise modified, and are the sole Governing Documents of the Company.
(b)    Business. To the Members’ Knowledge, neither the Company nor any Person acting on behalf of the Company has engaged directly or indirectly in any material business activities except in furtherance of, or in connection with, the Business.
(c)    Capitalization. The Units set forth opposite the Members’ names on Schedule A constitute all of the issued and outstanding Units, and the Membership Interests relating to such Units constitute all of the outstanding Membership Interests. All of the Units have been duly authorized, validly issued and are fully paid and nonassessable and were issued by the Company in compliance with applicable Laws, including all federal, state and other securities Laws and regulations, and were not issued by the Company in violation of any preemptive or similar rights of any Person. There are no: (i) outstanding options, warrants, rights, calls, commitments or demands of any character granted or issued by or binding upon the Company for the issuance, purchase or acquisition of any Units, Membership Interests or equity or debt securities of the Company; (ii) securities convertible into or exchangeable for any Units, Membership Interests or equity or debt securities of the Company; or (iii) capital appreciation rights, phantom equity plans, securities with profit participation rights or features or similar obligations or commitments of the Company. The Members have delivered to Buyer true, accurate and complete copies of all records of equity ownership of the Company, which reflect all issuances, transfers, repurchases and cancellations of the Units.
(d)    Other Rights. There are no preemptive rights or other similar rights in respect of any of the Units or Membership Interests; (ii) except as imposed by applicable securities Laws, there are no Liens on, or any Contracts relating to, the ownership, transfer or voting of any Units or Membership Interests, or otherwise affecting the rights of any holder of the Units or Membership Interests; and (iii) except for the transactions contemplated hereby, there is no Contract which obligates the Company to purchase, redeem or otherwise acquire, or make any payment (including any dividend or distribution) in respect of, any of the Units or Membership Interests.
3.2.    No Subsidiaries. The Company does not have, and has never had, any Subsidiaries and does not otherwise own, directly or indirectly, any capital stock or other securities of any Person. The Company is not obligated to provide funds to or make any investment (whether in the form of debt, a capital contribution or other use by any other Person) in any other Person.
3.3.    No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (with or without notice or the lapse of time or both): (a) violate or conflict with any provision of the Company’s Governing Documents; (b) materially violate any provision of, or be an event that is a material violation of, result in a material breach of or constitute a material default or termination of any material Contract, consent, order or other instrument or obligation or license to which the Company is a party, or by which any of the Company’s assets or properties may be bound; or result in the termination, acceleration or modification of, or entitle any party to terminate, accelerate or modify, or requires notice under, any material Contract; (c) result in the imposition of any Lien on the Business or any of the Company’s assets or properties; or (d) materially violate or conflict with any provision of Law, order, regulation, judgment or ruling of any Governmental Authority.
3.4.    Litigation. There are no Actions pending or, to the Knowledge of the Members, threatened against the Company. There are no judgments or outstanding orders, injunctions, writs, decrees, stipulations or awards (whether rendered by a court or Governmental Authority or by arbitration) against the Company or any of the members, managers, officers, employees, or agents of the Company in their capacities as such, or the Business.
3.5.    Contracts. Buyer has been provided with copies, or otherwise been made aware, of all Contracts of the Company with any Member or Affiliate of any Member, or any family member thereof, and to the Members’ Knowledge, all other Contracts to which the Company is party or otherwise bound.

3.6.    Undisclosed Liabilities. To the Members’ Knowledge, the Company does not have any material Liabilities, except: (a) Liabilities to Buyer; (b) Liabilities which have arisen in the ordinary course of business; (c) post-Closing Liabilities under Contracts to which the Company is a party or otherwise bound (none of which are the result of any breach of such Contracts or violation of any applicable Laws prior to Closing or any Action); and (d) Liabilities which are not, individually or in the aggregate, material to the Company.
3.7.    Compliance with Laws. To the Members’ Knowledge, (a) the Company is in material compliance with all Laws; (b) the Company is not in breach or default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitration applicable to it, the Business or the assets of the Company; and (c) the Company has not received any written notice from any Governmental Authority or any other Person regarding any actual, alleged, or potential violation of, or failure to comply with, any term or requirement of any Law applicable to the Company.
3.8.    Real Property. The Company does not own, and has never owned, any real property.
3.9.    Taxes. The Company is, and as of the Closing will be, treated for U.S. federal, and to the extent applicable, state income tax purposes as a partnership. To the Members’ Knowledge, the Company has filed (or has had filed on its behalf) all federal income Tax Returns that it was required to file under applicable Laws. To the Members’ Knowledge, all such Tax Returns were true, correct and complete in all respects and were prepared in substantial compliance with all applicable Laws.
3.10.    Brokers, Finders, Etc. Neither the Company nor any of the Members has employed or entered into any agreement with, or is subject to, any valid claim of any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement or any other transactions who would be entitled to a fee or commission in connection with such transactions.
3.11.    No Other Agreement to Sell the Membership Interests. Neither the Company nor any of the Members has any obligation, absolute or contingent, to any Person (other than Buyer) to sell any of the Membership Interests, or to effect any merger, consolidation or other reorganization of the Company, or to enter into any agreement with respect thereto.
ARTICLE IV.
SEVERAL REPRESENTATIONS AND WARRANTIES OF THE MEMBERS
Each Member, on behalf of itself and not in conjunction with any other Member, hereby represents and warrants to Buyer as follows:
4.1.    Organization. Such Member is duly organized and validly existing under the Laws of the State of its organization.
4.2.    Authority. Such Member has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of such

Member’s obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Member. This Agreement has been duly and validly executed and delivered by such Member and constitutes the valid and binding obligations of such Member, enforceable against such Member in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium or other similar Laws relating to or affecting the rights of creditors generally and to the effect of the application of general principles of equity (regardless of whether considered in proceedings at Law or in equity).
4.3.    No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (with or without notice or lapse of time or both) (a) violate or conflict with any provision of such Member’s Governing Documents; (b) materially violate any provision of, or result in a material breach or constitute a material default or termination of or result in the acceleration or modification of or entitle any party to accelerate, terminate or modify any obligation under, any lease, agreement, instrument, order, arbitration award, judgment, decree, license or permit to which such Member is a party or by which it is bound; (c) result in the imposition of any Lien or restriction upon any of the Units or Membership Interests; or (d) materially violate or conflict with any provision of Law, order, regulation, judgment or ruling of any Governmental Authority to which such Member is subject.
4.4.    Title to Membership Interests. Such Member is the sole record owner of, and has title to, the Units set forth opposite such Member’s name on Schedule A, free and clear of all Liens. Such Member has the full power, unqualified right and authority to vote and sell, transfer and deliver the Units and Membership Interests owned by such Member. Such Member does not own or have any right to any equity interest in the Company other than the Units and Membership Interests held by such Member.
4.5.    Brokers, Finders, Etc. Such Member has not employed or entered into any agreement with, nor is such Member subject to, any valid claim of any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a fee or commission in connection with such transactions.
4.6.    No Other Representations or Warranties. Except as expressly set forth in Article 3 hereof and this Article 4, such Member makes no representation or warranty, express or implied, at Law or in equity, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to each of the Members as follows:
5.1.    Organization. Buyer is a corporation duly incorporated and validly existing under the Laws of the State of Maryland.

5.2.    Authority. Buyer has all requisite corporate power and corporate authority to execute and deliver this Agreement and to perform Buyer’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, liquidation, dissolution, moratorium or other similar Laws relating to or affecting the rights of creditors generally and to the effect of the application of general principles of equity (regardless of whether considered in proceedings at Law or in equity).
5.3.    No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (a) violate any provision of Buyer’s Governing Documents; (b) result in a material breach or termination of any Lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Buyer is a party or by which it is bound; or (c) materially violate or conflict with any provision of Law, order, regulation, judgment or ruling of any Governmental Authority to which Buyer is subject.
5.4.    Brokers, Finders, Etc. Buyer has not employed or entered into any agreement with, nor is Buyer subject to, any valid claim of any broker, finder or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.
5.5.    Acquisition of Membership Interests for Investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Buyer’s purchase of the Membership Interests. Without limiting the representations and warranties set forth in this Agreement or the indemnification obligations set forth in Article 8, Buyer confirms that the Company and the Members have made available to Buyer and its Affiliates and representatives the opportunity to ask questions of the managers, executive officers and senior management employees of the Company. Buyer agrees that Membership Interests purchased hereunder may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from such registration available thereunder, to the extent applicable.
5.6.    Acknowledgement. Buyer acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, operations, assets, liabilities and properties of the Company and the Business. In making its determination to proceed with the transactions contemplated hereby, Buyer has relied on (a) the results of its own independent investigation and (b) the representations and warranties of the Members expressly and specifically set forth in this Agreement. SUCH REPRESENTATIONS AND WARRANTIES BY THE MEMBERS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE MEMBERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESS OR IMPLIED (INCLUDING ANY RELATING TO WARRANTIES OF

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OR PROSPECTS OF THE COMPANY) ARE SPECIFICALLY DISCLAIMED BY THE MEMBERS.
5.7.    No Other Representations or Warranties. Except as expressly set forth in this Article 5, Buyer makes no representation or warranty, express or implied, at Law or in equity, and any such other representations or warranties are hereby expressly disclaimed.
ARTICLE VI.
OTHER AGREEMENTS
6.1.    Further Assurances. Upon the reasonable request of any Party, each other Party will: (a) execute and deliver to the other such other documents, releases, assignments and other instruments as may be reasonably required to effectuate this Agreement; and (b) take all other actions reasonably necessary to fulfill the intent and purpose of this Agreement and the transactions contemplated hereby.
6.2.    Taxes.
(a)    The Members shall (i) cause the Company to timely file all Tax Returns of the Company for all Tax periods ending on or before the Closing Date, (ii) pay all Taxes reflected as due on each such Tax Return, and (iii) provide a copy of such filed Tax Returns to Buyer within five (5) Business Days after filing.
(b)    The Members and Buyer agree that for federal and, to the extent applicable state, income Tax purposes the purchase and sale of 100% of the Membership Interests hereunder shall be treated as a purchase of Company assets by Buyer and a sale of partnership interests by the Members.
(c)    Buyer shall prepare and deliver to the Members an allocation of the Purchase Price in accordance with Section 1060 of the Code and the Treasury Regulations thereunder among the assets of the Company; and each Party shall file Tax Returns in a manner consistent with such allocation.
ARTICLE VII.
CLOSING
7.1.    The Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur on January 9, 2015(the “Closing Date”). The Closing shall be effective for all purposes under this Agreement as of 12:01 a.m. in Las Vegas, Nevada on January 1, 2015 (the “Effective Time”). The Parties hereto acknowledge and agree that all proceedings at the Closing shall be deemed to have been taken and all documents to be executed and delivered by all Parties at the Closing shall be deemed to have been taken and executed simultaneously.

7.2.    Members’ Closing Deliveries. At the Closing, the Members shall deliver the following:
(a)    assignments of membership interests duly and validly executed by each Member and otherwise sufficient to vest in Buyer title to the Membership Interests;
(b)    evidence, reasonably satisfactory to Buyer, of (i) the removal of the then-manager of the Company from such office, and (ii) each of (x) the appointment of Buyer as the successor manager of the Company, and (y) the admission of Buyer as a “Member” for all purposes of the Operating Agreement;
(c)    an affidavit of non-foreign person status executed by each Member in a form that complies with Section 1445(b)(2) of the Code;
(d)    Certificates of Good Standing or Existence of the Company issued by the Secretary of State of Nevada and of each state or jurisdiction in which the Company is qualified to do business, each dated within 10 days of the Closing;
(e)    all minute books of the Company; and
(f)    such further certificates, instruments and other documents as shall be reasonably requested by Buyer’s counsel.
7.3.    Buyer’s Closing Deliveries. At the Closing, Buyer shall deliver the following:
(a)    the Purchase Price; and
(b)    such further certificates, instruments, opinions and other documents as shall be reasonably requested by the Members’ counsel.
ARTICLE VIII.
INDEMNIFICATION
8.1.    Survival. All representations and warranties of the parties contained in Articles 3, 4 and 5 of this Agreement shall terminate and cease to be of further force and effect on the 18 month anniversary of the Closing Date, except that: (a) the representations and warranties contained in Section 3.1 (Organization; Business; Capitalization), Section 3.10 (Brokers, Finders, Etc.), Section 4.1 (Organization), Section 4.2 (Authority), Section 4.4 (Title to Membership Interests) and Section 4.5 (Brokers, Finders, Etc.), Section 5.1 (Organization), Section 5.2 (Authority), Section 5.4 (Brokers, Finders, Etc.), Section 5.5 (Acquisition of Membership Interests for Investment), and Section 5.6 (Acknowledgement) shall survive the Closing and continue indefinitely (collectively, the “Fundamental Representations”); and (b) the representations and warranties contained in Section 3.9 (Taxes) shall survive the Closing until 60 days after the expiration of the applicable statute of limitations. The covenants and agreements of the Parties contained in this Agreement shall survive indefinitely, subject to any applicable time limitations set forth with respect to such covenants and agreements.

8.2.    Indemnification Generally; Etc.
(a)    By the Members Severally (and not jointly) in Favor of Buyer. Each Member, for itself and only for its own actions related to the following (and not for any other Member), shall indemnify and hold harmless Buyer, the Company and their respective Affiliates and each of their respective members, managers, stockholders, directors, officers, employees, agents, owners and other representatives (collectively, the “Buyer Parties”) from any and all Losses the Buyer Parties may suffer, sustain or incur as a result of or arising out of:
(i)    the inaccuracy or breach of any representation or warranty made by such Member contained in Article 4 of this Agreement; and/or
(ii)    such Member’s breach of its covenants in this Agreement.
For avoidance of doubt, in no event shall any Member have any liability for the breach by another Member of any representation, warranty or covenant.
(b)    By the Members in Favor of Buyer. The Members shall indemnify and hold harmless the Buyer Parties from any and all Losses the Buyer Parties may suffer, sustain or incur as a result of or arising out of the inaccuracy or breach of any representation or warranty made by the Members contained in Article 3 of this Agreement.
Notwithstanding the foregoing, the Parties acknowledge and agree that, subject to the other limitations set forth in this Article 8, (i) no Member shall have any liability pursuant to this Section 8.2(b) for the inaccuracy or breach of any representation or warranty that is not a Fundamental Representation, except with respect to fraud or intentional breach or misconduct; and (ii) the maximum amount that Buyer can recover from each Member pursuant to Section 8.2(b) shall be limited to such Member’s Proportionate Indemnification Share of the applicable Losses for which Buyer seeks indemnification under Section 8.2(b). A Member’s “Proportionate Indemnification Share” of any Losses is the amount obtained by multiplying: (x) the sum of such Losses, if any; by (y) such Member’s Proportionate Interest.
(c)    By Buyer in Favor of the Members. Buyer shall indemnify and hold harmless each Member for any and all Losses such Member or, where applicable, its members, managers, officers, employees, trustees, agents, owners and other representatives may suffer, sustain or incur as a result of or arising out of:
(i)    the inaccuracy or breach of any representation or warranty made by Buyer contained in Article 5 of this Agreement;
(ii)    (A) any audit by any foreign, federal, state or local taxing authority of any Tax Returns filed by the Company and any amounts required to be paid as a result of such audit, (B) any notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against the Company and any amounts required to be paid in connection therewith, (C) any claim by any foreign, federal, state or local taxing authority that the Company should have filed Tax Returns in such jurisdiction and any Taxes and any amounts required to be paid in connection therewith;
(iii)    the breach of any agreement or covenant made by the Company contained in this Agreement to be performed or complied with by the Company following the Closing Date; and/or
(iv)    the conduct of the Business and/or any business activities related thereto prior to the Closing Date, including any actions taken in good faith by any Person prior to the Closing Date in furtherance thereof or in connection therewith, except in the case of this clause (iv), to the extent such Losses result from or arise out of the gross negligence, fraud or intentional breach or misconduct of any Member or any of its members, managers, officers, employees, trustees, agents, owners or other representatives or to the extent Buyer is entitled to be indemnified for such Losses pursuant to Section 8.2(a) or Section 8.2(b).
(d)    Exclusive Remedies. Except for any equitable relief with respect to fraud or intentional breach or misconduct, the indemnification provisions of this Article 8 shall be the sole and exclusive remedy with respect to any and all claims arising out of this Agreement.
8.3.    Limitation on Damages.
(a)    Notwithstanding anything to the contrary contained herein, in no event shall any Indemnifying Person hereunder be liable to any Indemnified Person hereunder (including liability to indemnify such Indemnified Person) for incidental, special, punitive, exemplary or consequential damages or for any damages based on a multiple of earnings (other than with respect to items that would have been included as items of income or expense on the Company’s income statement for calendar year 2014), except to the extent a third party recovers such damages from such Indemnified Person in a third party claim and the Indemnified Person has a right to indemnification for its Losses in connection with such third party claim. In no event shall any Losses be recoverable under this Article 8 for any breach, inaccuracy, nonfulfillment or failure to perform under one Section or provision of this Agreement to the extent any Party or Indemnifying Party has already made payment or any Party or Indemnified Party has already received payment in respect of the specific matter giving rise to such Losses under another Section or provision of this Agreement.
(b)    Other than with respect to fraud or intentional breach or misconduct of any Member or any of its members, managers, officers, employees, trustees, agents, owners or other representatives, in no event shall the Members’ liability under this Article 8 exceed the Purchase Price.
8.4.    Effect of Investigation. The right to indemnification, payment of Losses of a Buyer Party or for other remedies based on any representation, warranty, covenant or agreement of any Member contained in or made pursuant to this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.
ARTICLE IX.
MISCELLANEOUS
9.1.    Counterparts; Delivery. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed to be one Agreement. This Agreement and any amendment hereto, to the extent signed and delivered by means of a facsimile machine or via electronic mail of a .pdf or .tif or similar file format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each Party shall re-execute original forms thereof and deliver them to all Parties. No Party shall raise the use of a facsimile machine or electronic mail of a .pdf or .tif or similar file format to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or via electronic mail of a .pdf or .tif or similar file format, as a defense to the formation or enforceability of this Agreement, and each Party forever waives any such defense. Each of the Parties acknowledges receipt of a fully-executed copy of this Agreement.
9.2.    Governing Law; Jurisdiction; Waiver; Service.
(a)    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada without reference to the conflicts of Law principles thereof.
(b)    JURISDICTION. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA AND THE UNITED STATES DISTRICT COURT LOCATED IN LAS VEGAS, NEVADA IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION MAY AND SHALL BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING AND ANY RIGHTS THEY MAY HAVE TO TRANSFER OR CHANGE VENUE OF SUCH ACTION OR PROCEEDING. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT FINAL AND UNAPPEALABLE JUDGMENT AGAINST ANY OF THEM IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT.

(c)    Waiver of Immunity. To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Parties hereby irrevocably waives such immunity in respect of its obligations under this Agreement.
(d)    Service of Process. Without limiting any of the foregoing, each Party agrees that service of any process, summons or notice of document in any action suit or proceeding with respect to the subject matter hereof may be served on any Party anywhere in the world.
9.3.    MUTUAL WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.3.
9.4.    Entire Agreement; Third-Party Beneficiaries. This Agreement (including agreements and exhibits incorporated herein) contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no agreements, understandings, representations or warranties between the Parties with respect to the subject matter hereof other than those set forth or referred to herein. The Parties agree that prior drafts of this Agreement and other agreements and other instruments entered into in connection with this Agreement relating to the transactions contemplated hereby will be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the Parties with respect hereto. Except with respect to a Buyer Party, this Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns permitted by Section 9.7) any rights or remedies hereunder.
9.5.    Expenses and Payments. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses; provided that Cloobeck Companies, LLC shall be entitled to reimbursement of reasonable, documented out-of-pocket expenses incurred thereby in accordance with the provisions of that certain Master Agreement, dated as of the date of this Agreement, by and among Diamond Resorts International, Inc., Buyer, the Company, Stephen J. Cloobeck,

Cloobeck Companies, LLC, and JHJM Nevada I, LLC. All payments of money to be made pursuant to this Agreement shall be made in U.S. Dollars.
9.6.    Notices. All notices, consents, elections and other communications hereunder shall be sufficiently given for any purpose hereunder only if in writing and delivered personally or sent pre-paid by nationally-recognized overnight delivery service for next Business Day delivery, to the appropriate address or number as set forth below. Each such notice, consent, election or other communication shall be effective when received by the addressee thereof in the case of personal service, or, if sent by overnight delivery service as described herein, the next Business Day after deposit with such service.
Notices to Cloobeck Companies, LLC shall be addressed to:

Cloobeck Companies, LLC
c/o Stephen J. Cloobeck
10600 West Charleston Blvd.
Las Vegas, NV 89135

With a copy to:

Glaser Weil Fink Howard Avchen & Shapiro LLP
10250 Constellation Blvd., 19th Floor
Los Angeles, California 90067
Attn: Patricia L. Glaser
Jeffrey C. Soza

or at such other address and to the attention of such other Person as Cloobeck Companies, LLC may designate by written notice to Buyer.
Notices to Chautauqua Management, LLC shall be addressed to:

Chautauqua Management, LLC
c/o David F. Palmer
10600 West Charleston Blvd.
Las Vegas, NV 89135

or at such other address and to the attention of such other Person as Chautauqua Management, LLC may designate by written notice to Buyer.
Notices to Buyer shall be addressed to:
Diamond Resorts Corporation
10600 West Charleston Blvd.
Las Vegas, Nevada 89135
Attn: Howard S. Lanznar, Executive Vice President & Chief Administrative Officer
Jared T. Finkelstein, Senior Vice President and General Counsel

with a copy to:
Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661
Attn: Mark D. Wood
or at such other address and to the attention of such other Person as Buyer may designate by written notice to each of the Members.
9.7.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that no Party shall assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other Party, except that Buyer may transfer any of its rights or obligations hereunder to any of its Affiliates without the consent of any Party; provided, however, that notwithstanding any assignment, Buyer shall remain liable for its obligations under this Agreement.
9.8.    Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by Buyer and all of the Members. The Members may waive compliance by Buyer or the Company, and Buyer may waive compliance by the Members, with any term or provision of this Agreement on the part of such Party to be performed or complied with, but only by an instrument in writing signed by the Party waiving compliance with such term or provision.
9.9.    Further Assurances. Upon the reasonable request of any Party, each other Party will: (a) execute and deliver to the other Parties such other documents, releases, assignments and other instruments as may be reasonably required to effectuate this Agreement; and (b) take all other actions reasonably necessary to fulfill the intent and purpose of this Agreement and the transactions contemplated herein
9.10.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
9.11.    Interpretation.
(a)    The section and article headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.
(b)    When a reference is made to an article, section, exhibit or schedule, such reference shall be to an article, section, exhibit or schedule of this Agreement, unless clearly indicated otherwise.

(c)    The preamble, recitals, Disclosure Schedules and Exhibits contained, identified or referenced in, or attached to, this Agreement are incorporated herein by reference and made a part hereof.
(d)    Whenever the words “include,” “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation.”
(e)    The words “hereof,” “herein” and “herewith” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, unless clearly indicated otherwise.
(f)    The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(g)    A reference to any Party to this Agreement or any other agreement or document shall include such Party’s successors and permitted assigns.
(h)    A reference to any legislation or to any provision of any legislation shall include any amendment thereto, modification thereof or re-enactment thereof, and all regulations and statutory instruments issued thereunder or pursuant thereto.
(i)    The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.
[Signature page follows.]

IN WITNESS WHEREOF, this Membership Interest Purchase Agreement has been signed by or on behalf of each of the parties as of the day first above written under seal.
BUYER:

DIAMOND RESORTS CORPORATION

By: /s/ Howard S. Lanznar
Name: Howard S. Lanznar
Title: Executive Vice President

MEMBERS:

CLOOBECK COMPANIES, LLC

By: /s/ Michael Kern
Name: Michael Kern
Title: Manager

CHAUTAUQUA MANAGEMENT, LLC

By:	/s/ David F. Palmer
Name: David F. Palmer
Title: Manager

SIGNATURE PAGE TO THE MEMBERSHIP INTEREST PURCHASE AGREEMENT

Schedule A
Members

Member	Total Membership Interests	Ownership Interest
Cloobeck Companies, LLC	95,000	95.0%
Chautauqua Management, LLC	5,000	5.0%
Total		100.00%